UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 22, 2013

SafeStitch Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-575-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2013, SafeStitch Medical, Inc. (the "Company") entered into a stock purchase agreement (the "Stock Purchase Agreement") with 17 investors (the "Investors") pursuant to which the Investors agreed to purchase in a private placement an aggregate of 12,096,000 shares of the Company's common stock, par value $0.001 (the "Shares"), at a price of $0.25 per share, for aggregate consideration of $3,024,000. Included in this private placement was the issuance of warrants to purchase 6,048,000 common shares, representing one warrant for every two common shares purchased, with an exercise price of $0.33 per share and a five year expiration (the "Warrants"). Among the Investors purchasing shares pursuant to the agreement were Frost Gamma Investments Trust ("Frost Gamma"), an entity controlled by Dr. Phillip Frost, one of the largest beneficial owners of the Company's common stock, Dr. Jane Hsiao, the Company's Chairman of the Board, and Jeffrey Spragens, the Company’s President and Chief Executive Officer. Frost Gamma purchased 2.0 million Shares and received 1.0 million Warrants, Dr. Hsiao purchased 4.0 million Shares and received 2.0 million Warrants and Mr. Spragens purchased 400,000 Shares and received 200,000 Warrants.

The Company intends to use a portion of the proceeds from the sale of Shares from the Investors to pay off the balance of the Company’s $4.0 million Note and Security Agreement (the "Credit Facility") between the Company and The Frost Group and Mr. Spragens. The Frost Group is a Florida limited liability company whose members include Frost Gamma, Dr. Hsiao and Steven D. Rubin, a director. As of the execution of the Stock Purchase Agreement, the Company had indebtedness, excluding interest, of $300,000 under the Credit Facility, of which $292,500 was owed to The Frost Group and $7,500 was owed Mr. Spragens.

The Company also intends to use a portion of the proceeds from the sale of Shares to pay off approximately (i) $300,000, plus interest, due to Frost Gamma pursuant to a Promissory Note entered into on December 26, 2012, (ii) $300,000, plus interest, due to Hsu Gamma Investments, L.P., an entity controlled by the Dr. Hsiao, pursuant to a Promissory Note entered into on November 20, 2012, and (iii) $200,000, plus interest, due to Dr. Hsiao pursuant to a Promissory Note entered into on February 22, 2013.

The Company agreed to issue the Shares and Warrants in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Each Investor represented to the Company that such person was an "accredited investor" as defined in Rule 501(a) under the Act and that such Investor’s Shares and Warrants were being acquired for investment purposes. The Shares and shares underlying the Warrants will not be registered under the Act and will be "restricted securities" as that term is defined by Rule 144 under the Act and no registration rights have been granted.

The foregoing description of the Stock Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the form of Stock Purchase Agreement, which is filed herein as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 of this current report on Form 8-K is incorporated in this Item 3.02 by reference.

Item 7.01 Regulation FD Disclosure.

The information in Item 7.01 of this current report on Form 8-K attached hereto is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

10.1 Form of Stock Purchase Agreement dated March 22, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SafeStitch Medical, Inc.

March 26, 2013	By:	James J. Martin

Name: James J. Martin
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Stock Purchase Agreement dated March 22, 2013